SHAREHOLDERS AGREEMENT

BETWEEN

PELAWAN INVESTMENTS (PROPRIETARY) LIMITED

AND

ANOORAQ RESOURCES CORPORATION

AND

THE PELAWAN TRUST

MADE AS OF

SEPTEMBER 19, 2004

TABLE OF CONTENTS

SHAREHOLDERS AGREEMENT

- ii -

7.13	ATTORNMENT	23
7.14	COUNTERPARTS	23
7.15	FACSIMILES	24

SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of September 19, 2004
BETWEEN
Pelawan Investments (Proprietary) Limited, a corporation incorporated under the laws of South Africa

(“Pelawan”)
OF THE FIRST PART
- and -

Anooraq Resources Corporation, a corporation incorporated under the laws of the Province of British Columbia, Canada

(“Anooraq”)
OF THE SECOND PART
- and -

The Pelawan Trust, being a trust established in accordance with the Trust Deed dated September 2, 2004, the present trustees of which are Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung,

(the “Pelawan Trust”)
OF THE THIRD PART

     NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto) the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.01	Definitions

     In this Agreement and in any supplement or amendment hereto, unless something in the subject matter or context is inconsistent therewith the following terms shall have the following meanings, respectively:

(a)
“Adjustment Consideration Shares” means, upon the occurrence of a Dilutive Financing during the Financing Period, that number of Common Shares required to ensure, taking into account the effect of the Dilutive Financing on the Current

Shareholding of Pelawan, that the Statutory Shareholding is maintained at all times during the Financing Period;

(b)	“Affiliate” means an affiliate as determined by the provisions of the Company Act (British Columbia);

(c)	“Agreement” means this agreement, including its recitals and schedules, as amended from time to time;

(d)	“Angloplat” means Anglo American Platinum Corporation Limited (registration number 1946/022452/06), a public company incorporated under the laws of South Africa;

(e)	“Bleed Share Entitlement” means the maximum number of Consideration Shares which may, subject to any other applicable restrictions, be Transferred by Pelawan, from time to time, being:

	(i)	during the Financing Period, the higher of:

		(A)	1,250,000 Consideration Shares per calendar quarter; or

		(B)	the number of Consideration Shares equal to 25% of the Threshold Return Entitlement from time to time; and

	(ii)	following the Finalization Date, 25,000 Consideration Shares per Trading Day,

subject to the ability of Pelawan to carry forward the unutilized Bleed Share Entitlement from one calendar quarter or Trading Day, as the case may be, in accordance with this Agreement;

(f)	“Board” means the board of directors from time to time of Anooraq;

(g)	“Business Day” means a day other than a Saturday, Sunday or statutory public holiday in British Columbia or South Africa;

(h)
“Cancelled Consideration Shares” means the Current Shareholding of Pelawan upon the Finalization Date less the Final Consideration Shareholding, subject to Section 2.07 of the Share Exchange Agreement;

(i)	“Closing Date” means the Closing Date determined in accordance with Article 1 of the Share Exchange Agreement;

(j)
“Commercial Production” means, in relation to the Ga-Phasha Project or the Drenthe-Overysel Project (as the case may be), the achievement of the throughput rate over a period, such rate and period to be defined:

	(i)	in the Ga-Phasha Reporting or the Drenthe-Overysel Reporting, as the case may be; or

	(ii)	in a resolution of the Disinterested Majority updating the rate and period referred to in paragraph (i) above and in the event of such resolution, such updated rate and period shall prevail;

(k)
“Common Shares” means the common shares, without par value, in the share capital of Anooraq, being Anooraq’s only class of issued and outstanding shares as at the Signature Date and all of which rank pari passu among each other;

(l)	“Computershare” means Computershare Trust Company of Canada, being Anooraq’s transfer agent;

(m)	“Consideration Shares” means:

	(i)	the Initial Consideration Shares; plus

	(ii)	the Adjustment Consideration Shares, if any; plus

	(iii)	the Top-Up Consideration Shares, if any; less

	(iv)	the Cancelled Consideration Shares, if any;

(n)
“Control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting Securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have corresponding meanings;

(o)	“Current Shareholding” means the number of Common Shares held by Pelawan on the particular day for determination thereof;

(p)
“Dilutive Financing” means any issue, or for the purposes of Section 2.06(3) of the Share Exchange Agreement, any deemed issue, of Securities by Anooraq to a person other than Pelawan which results in a reduction, determined on a fully diluted basis, of the percentage which the Current Shareholding represents of Anooraq’s aggregate issued and outstanding share capital;

(q)
“Disinterested Majority” means a majority of the board of directors of Anooraq, excluding the votes of each director who is nominated by Pelawan, but not excluding the votes of any director who is nominated by Pelawan and who is:

	(i)	an Independent Director; or

	(ii)	a director who is also a director or officer of HDI;

(r)	“DME” means the Government of South Africa acting through its Department of Minerals and Energy and its successors;

(s)
“Drenthe-Overysel Financing” means Financial Close in respect of the financing of the Equity Portion of all of the expenditures required to be made by Plateau in terms of with the Drenthe-Overysel Reporting and in accordance with the Drenthe-Overysel Project;

(t)	“Drenthe-Overysel Project” means the joint venture concluded between PPL and Plateau during November, 2003 in South Africa on the farms Drenthe 778 LR and Overysel 815 LR;

(u)
“Drenthe-Overysel Reporting” means, in relation to the Drenthe-Overysel Project, the issue of a secondary report, such as a scoping study, pre-feasibility study or other study into the economics of the mineral reserve, detailing the expenditures required in order to achieve Commercial Production;

(v)
“Equity Portion” means, for the purposes of calculating the Final Consideration Shareholding in accordance with Section 2.06(3) of the Share Exchange Agreement, that portion of the capital expenditure required to be undertaken by Anooraq or any Affiliate in accordance with the Ga-Phasha Project or the Drenthe-Overysel Project, as the case may be, in order to achieve Commercial Production, which portion is:

	(i)	not financed by Anooraq or its Affiliates incurring debt obligations to third party lenders; and

	(ii)	designated by a Disinterested Majority on or prior to the date of such calculation;

(w)
“Financial Close” means the date upon which Anooraq or its Affiliates shall have received the net proceeds of the aggregate subscription for or purchase of Securities issued or sold by Anooraq in order to finance its Equity Portion;

(x)	“Financing Period” means the period from the Closing Date to the Finalization Date (both dates inclusive);

(y)	“Finalization Date” means the earlier of:

	(i)	the first anniversary of the Closing Date;

	(ii)	the first date by which both the Drenthe-Overysel Financing and the Ga- Phasha Financing shall have occurred; and

	(iii)	the Expiry Date in accordance with Section 2.07 of the Share Exchange Agreement;

(z)
“Ga-Phasha Financing” means Financial Close in respect of the financing of the Equity Portion of all of the expenditures required to be made by Anooraq or its Affiliates in terms of the Ga-Phasha Reporting and in accordance with the Ga- Phasha Project;

(aa)	“Ga-Phasha Project” means the joint venture described in Schedule B to the Share Exchange Agreement;

(bb)	“Ga-Phasha Reporting” means, in relation to the Ga-Phasha Project, the issue of a bankable feasibility study, detailing the expenditures required in order to achieve Commercial Production;

(cc)	“Grandfather Shareholders Documents” means:

	(i)	the subscription and shareholders agreement attached to the Share Exchange Agreement as Schedule C; and

	(ii)	the memorandum and articles of association of Pelawan;

each as amended in accordance with Section 4.06 of the Share Exchange Agreement and as further described in Schedule 4.06 thereto.

(dd)	“HDI” means Hunter Dickinson Inc., a corporation incorporated under the laws of Canada;

(ee)	“HDP” means any of the following persons:

(i)
a natural person who, being otherwise legally competent to do so (other than for reasons of legal capacity), or any of whose ascendants were, by virtue of their racial classification under the political and legal dispensation prevailing in South Africa prior to the national elections held in April 1994, prohibited from exercising a right to vote in the appointment of representatives to the House of Assembly of the erstwhile tricameral parliament of the Republic of South Africa or any predecessor thereof;

	(ii)	a trust created for the benefit of persons of which 52% or more are persons referred to in (i) and/or (ii); or

	(iii)	an artificial person:

		(A)	in which 52% or more of the issued voting shares (or other like instruments) are directly or indirectly beneficially owned by one or more of the persons referred to in (i), (ii) and/or (iii); and

		(B)	whose management and daily business operations are under the direct or indirect Control of one or more persons referred to in (i); and

		(C)	at least 52% of whose voting directors are persons referred to in (i),

provided that:

	(iv)	for the purposes of determining the HDP status of Pelawan or any of its shareholders from time to time the percentage referred to in paragraphs (i), (ii) and (iii) above of this definition shall be 100%; and

	(v)	this definition of “HDP” shall be amended in the event that the definition of “Historically disadvantaged person” in the Mineral and Petroleum Development Act (South Africa) is altered subsequent to the signature date of the Share Exchange Agreement and a Disinterested Majority, in their sole discretion, considers such amendment to be in the interests of Anooraq;

(ff)	“Income Tax Act” means the Income Tax Act (Canada);

(gg)	“Independent Director” means a director who is:

(i)
not a member of the management of Anooraq, Pelawan or HDI and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of Anooraq, other than interests and relationships arising solely from holdings in Anooraq;

	(ii)	not currently, or has not been within the last three years, an officer, employee of or material service provider to Anooraq, Pelawan, HDI or any of their Affiliates; and

	(iii)	not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with Anooraq, Pelawan or HDI

(hh)	“Initial Consideration Shares” means 91,200,000 Common Shares;

(ii)
“Kwanda Project” means the joint venture concluded between RPM and Plateau in South Africa in May, 2002 on the northern limb of the Bushveld Complex in South Africa on the farms Ham 699 LR, Gilead 729 LR, Elberfield 731 LR, Dorstland 768 LR, Gibeon 730 LR, Chlun 735 LR, Swerverskraal 736 LR, Rondeboschje 295 KR, Cyferkuil 321 KR, Haakdoornkuil 323 KR, Vaalkop 325 KR and Naboomfontein 320 KR;

(jj)
“Lockup Shareholding” means the number of Common Shares equal to 52% of the aggregate issued share capital of Anooraq (determined on a fully diluted basis) determined from time to time (each such time, the “Calculation Date”), provided that in respect of any Calculation Date during the Financing Period the aggregate issued share capital of Anooraq shall be determined by a Disinterested Majority for these purposes on a fully diluted basis:

	(i)	in accordance with Section 1.08 of the Share Exchange Agreement; and

(ii)
by assuming Dilutive Financings to have occurred on or prior to such Calculation Date as if the Calculation Date is the Finalization Date in accordance with Section 2.06(3) of the Share Exchange Agreement;

(kk)
“Market Price” means the price of a Security determined on a mark to market basis using the weighted average of the closing price of that Security on the primary Canadian exchange on which it is listed for the ten (10) trading days preceding the date of determination, such weighted average to be determined by multiplying the last trade price of the day by the trading volume for each day in question;

(ll)	“Micawber” means Micawber 277 (Proprietary) Limited (Registration number 2002/016481/07), a private company incorporated under the laws of South Africa;

(mm)	“Net Threshold Return Shareholding” means the number of Consideration Shares comprised by the Threshold Return Entitlement, as calculated on the Finalization Date;

(nn)	“Operating Protocol” means the operating protocol of Anooraq, as set out in Schedule 2.02(3).

(oo)	“Parties” means Anooraq, Pelawan and the Pelawan Trust and “Party” means any one of them, as the context may indicate;

(pp)
“Pelawan Dividend Trust Deed” means the trust deed dated September 2, 2004 and signed by Pelawan (as founder) and Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and Anooraq;

(qq)
“Pelawan Trust Deed” means the trust deed dated September 2, 2004 and signed by Pelawan (as founder), Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and Anooraq;

(rr)	“Plateau” means Plateau Resources (Pty) Limited, a private corporation incorporated under the laws of South Africa, being a wholly owned subsidiary of Anooraq;

(ss)	“PPL” means Potgietersrust Platinums Limited (registration number 1925/008353/06), a public company incorporated under the laws of South Africa, being a wholly owned subsidiary of Angloplat;

(tt)
“Previous Proceeds” means the aggregate gross CAD proceeds realized by Pelawan upon the Transfer of any Consideration Shares comprising the Threshold Return Entitlement prior to the relevant date for determination;

(uu)	“Properties” means, collectively, the properties forming the subject matter of the Rietfontein Project, the Kwanda Project, the Drenthe-Overysel Project and the Ga-Phasha Project;

(vv)	“Release Date” means the earlier of:

(i) the sixth anniversary of the Closing Date; and

(ii) the first anniversary of the date of achievement of Commercial Production in relation to the Ga-Phasha Project and the Drenthe-Overysel Project;

(ww)
“Rietfontein Project” means the exploration project conducted by Plateau in South Africa on the farm Rietfontein 2 KS and in respect of which Plateau completed an option agreement with African Minerals Limited in October, 2001;

(xx)	“RPM” means Rustenburg Platinum Mines Limited (registration number 1931/003380/06), a public company incorporated under the laws of South Africa, being a wholly owned subsidiary of Angloplat;

(yy)	“SARB” means the Exchange Control Department of the South African Reserve Bank;

(zz)
“Securities” means any instrument that signifies title to, or an interest in, the capital, assets, property, profits, earnings or royalties of a corporation or that signifies a creditor relationship with a corporation (where such instrument is evidenced by a document which is transferable by delivery, registration, endorsement or any combination of these) and, including:

(i) an instrument, such as an option, subscription right, warrant or convertible security, entitling the holder to acquire some other security; and

(ii) any document evidencing title to, or an interest in, a security;

(aaa)	“Share Exchange Agreement” means the share exchange agreement between Pelawan and Anooraq made as of January 21, 2004, as amended;

(bbb)	“Signature Date” means the date of the last signature of the Share Exchange Agreement;

(ccc)	“South Africa” means the Republic of South Africa;

(ddd)
“Statutory Shareholding” means the minimum Current Shareholding by Pelawan which is required, in the reasonable assessment of Anooraq, from time to time in order for Pelawan to qualify as an HDP, which upon the Signature Date constitutes 52% in respect of Anooraq and 100% in respect of Pelawan;

(eee)	“Surplus Pelawan Shareholding” means all Common Shares held by Pelawan other than the Statutory Shareholding;

(fff)	“Target Shares” means the 50 ordinary shares in the issued and outstanding share capital of Micawber, comprising 50% of the issued and outstanding share capital of Micawber upon the Closing Date, together with all rights, benefits, entitlements and agreements relating thereto;

(ggg)
“Threshold Return Entitlement” means the maximum number of Consideration Shares which may, subject to any other applicable restrictions, be Transferred by Pelawan from time to time during the Financing Period, being:

(i) the Threshold Return Shareholding; less

(ii) the number of Consideration Shares determined by dividing the Previous Proceeds by the Market Price per Common Share at the date of such determination;

(hhh)	“Threshold Return Shareholdngi” that number of Consideration Shares which, at the relevant time for determination have an aggregate Market Price equal to $9,875,000;

(iii)	“Time of Closing” means 7 a.m. (Pacific Time) on the Closing Date;

(jjj)
“Top-Up Consideration Shares” means the Consideration Shares, if any, issued by Anooraq to Pelawan within five Business Days of the Finalization Date in the event that the Surplus Pelawan Shareholding is lower than the Net Threshold Return Shareholding, in accordance with Section 2.04 of the Share Exchange Agreement;

(kkk)	“Trading Day” means a day on which the TSX Venture Exchange is open for trading; and

(lll)
“Transfer” means to dispose of, transfer, pledge, assign, cede, encumber, mortgage, hypothecate, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, cession or encumbrance of securities and “Transferred” shall have an equivalent meaning.

1.02	Definitions in the Share Exchange Agreement

     To the extent that any definition contained in this Agreement is the same or substantially similar to a definition contained in the Share Exchange Agreement (the “Equivalent Definition”), should the Share Exchange Agreement be amended after the date of this Agreement in such a way that the Equivalent Definition is amended, the definition in this Agreement shall be deemed to have been amended in such a way as to make it substantially similar to the Equivalent Definition, as amended.

1.03	Headings

     The division of this Agreement into Articles, Sections and Schedules and the insertion of a table of contents and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Schedule or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement.

1.04	Extended Meanings

     In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities.

1.05	Statutory References

     In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulation made thereunder.

1.06	Accounting Principles

     Wherever in this Agreement reference is made to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation or action is made or taken or required to be made or taken.

1.07	Currency

     All references to “$”, “CAD” or “Dollars” herein are to lawful money of Canada. All references to “R”, “ZAR” or “Rand” are to lawful money of South Africa.

1.08	Rules of Construction

(1)
The use of the word “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example or examples.

(2)	The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting or preparation of the Agreement, shall not apply.

1.09	Schedules

The following describes the Schedules to this Agreement:

Schedule 2.02(1) - Anooraq Board and Management;

Schedule 2.02(3) - Anooraq Operating Protocol;

Schedule 4.08(1) - Legends; and

Schedule 7.02(1) - Confidential and Proprietary Information Agreement.

ARTICLE 2 - MANAGEMENT OF ANOORAQ

2.01	Carrying out of the Agreement

(1)	Pelawan will, at all times during the currency of this Agreement, carry out and cause Anooraq to carry out the provisions of this Agreement.

(2)
Anooraq and the Pelawan Trust will carry out and be bound by the provisions of this Agreement to the full extent that they have the capacity and power at law to do so. In the event of any conflict between the articles of association of Anooraq and this Agreement, the Share Exchange Agreement or the Pelawan Trust Deed, the articles of association shall prevail but Pelawan will then exercise the votes relating to its Current Shareholding to ensure, to the extent within its power, that the articles of association of Anooraq are amended in order to be consistent with this Agreement, the Share Exchange Agreement or the Pelawan Trust Deed, as the case may be.

2.02	Directors

(1)
For so long as the Statutory Shareholding is required to be held by Pelawan in accordance with this Agreement, Pelawan will exercise the board lots relating to its Current Shareholding in order to ensure, to the extent within its power, that the composition of the Board from the Time of Closing will be as set out in Schedule 2.02(1).

(2)
From and after the Time of Closing but only for so long as the Statutory Shareholding is required to be held by Pelawan in accordance with this Agreement, in addition to those persons nominated to be directors of Anooraq by Pelawan who are not directors or officers of HDI, which nominations shall be made by Pelawan in its sole discretion, Pelawan will nominate that number of persons who are existing directors or officers of HDI and that number of Independent Directors whom it may, in its sole discretion select, in order to ensure, to the extent within its power, the composition of the Board is as provided in Section 2.02(1); provided that in the event (the “Deficiency”) that if, at any time, the number of existing directors or officers of HDI falls below six, then:

(a)
Pelawan will request HDI (by written notice) to provide Pelawan with a list of the names of that number of persons that is equal to such shortfall, such named to be resident in Canada or the United States of America and available for appointment to the Board;

(b)
if Pelawan makes the request contemplated in Section 2.02(2)(a) and such list is provided within five Business Days of the delivery of such notice to HDI, Pelawan may, in its sole discretion, nominate that number of persons necessary to ensure that the composition of the Board is as provided in Section 2.02 either from among the existing directors or officers of HDI or from among the persons named in the list described in Section 2.02(2)(a), or from among both groups; and

(c)
if Pelawan makes the request contemplated in Section 2.02(2)(a) and such list is not provided within five Business Days of the delivery of such notice to HDI, Pelawan may, in its sole discretion, nominate that number of persons necessary to ensure that the composition of the Board is as provided in Section 2.02 but all references in Schedule 2.02(1) to persons being directors or officers of HDI shall, for so long as Pelawan has not received notice that the Deficiency has been remedied, be deemed to be to persons who are residents of Canada or the United States of America and available for appointment to the Board.

(3)
Pelawan will exercise the board lots relating to its Current Shareholding in order to ensure, to the extent within its power, and will procure that those persons nominated by it to the Board who are also directors or officers of Pelawan ensure, to the extent within their power, that the Board will be governed by the Operating Protocol set out in Schedule 2.02(3) .

2.03	Management and Officers

(1)
Pelawan will exercise the board lots relating to its Current Shareholding in order to ensure, to the extent within its power, and will procure that those persons nominated by it to the Board who are also directors or officers of Pelawan ensure, to the extent within their power, that the composition of the management and officers of Anooraq from the Time of Closing will be as set out in Schedule 2.02(1).

(2)	In accordance with the composition of the management and officers of Anooraq pursuant to Section 2.03(1), Pelawan will:

	(a)	use its reasonable endeavours to procure that the Board appoints suitably skilled persons to act as the executives of Anooraq; and

	(b)	make its respective directors, officers and employees available, to the extent reasonably possible, for appointment as the executives of Anooraq.

(3)
Pelawan will exercise the board lots relating to its Current Shareholding in order to ensure, to the extent within its power, and will procure that those persons nominated by it to the Board who are also directors or officers of Pelawan ensure, to the extent within their power, that the management and officers of Anooraq will be governed by the Operating Protocol set out in Schedule 2.02(3).

2.04	Nominations by HDI

     In the event that any nomination of a director, manager or officer of Anooraq which is designated to be made by HDI in accordance with this Agreement is not so made in writing to the Parties by the date (the “Nomination Date”) which falls five Business Days prior to the last date for the giving of notice of a meeting of the Board or the shareholders of Anooraq at which the appointment of any director, manager or officer is to be considered, then such nomination may be made by the Pelawan Trust in its sole discretion, but subject to the other provisions of this Agreement. In the event that the Pelawan Trust fails to make such nomination within three Business Days from and including the Nomination Date, such nomination shall be made by Pelawan in its sole discretion, but subject to the other provisions of this Agreement.

2.05	Auditor

     Pelawan shall in each financial year of Anooraq consent to exempt Anooraq from the requirement to appoint an auditor of Anooraq pursuant to the provisions of the Company Act (British Columbia).

ARTICLE 3 - FINANCIAL MATTERS

3.01	Financial Management

     Pelawan will exercise the board lots relating to its Current Shareholding in order to ensure, to the extent within its power, and will procure that those persons nominated by it to the Board who are also directors or officers of Pelawan ensure, to the extent within their power, that the management of the financial affairs and records of Anooraq will be governed by the Operating Protocol set out in Schedule 2.02(3) .

3.02	Dividends by Anooraq

     Pelawan will exercise the board lots relating to its Current Shareholding in order to ensure, to the extent within its power, and will procure that those persons nominated by it to the Board who are also directors or officers of Pelawan ensure, to the extent within their power, that Anooraq shall declare and pay dividends in accordance with the requirements of the Exchange Control Approval, as defined in the Pelawan Dividend Trust Deed.

3.03	Advances to Anooraq

(1)	Pelawan shall not be obligated to loan any funds to Anooraq. If Anooraq requires additional funds, and Pelawan determines that it is willing to do so, Pelawan shall loan funds to Anooraq.

(2)
All advances made by made to Anooraq pursuant to this Section 3.03 shall, unless explicitly agreed to the contrary in writing, be treated as shareholder loans and shall be unsecured and non-interest bearing.

3.04	Contracting with Pelawan

     All contracts entered into between Anooraq, on the one hand, and Pelawan and/or any of its Affiliates, on the other hand, shall only be valid if made under the authority of, or confirmed by, a resolution by a Disinterested Majority.

ARTICLE 4 - TRANSFER OF CONSIDERATION SHARES

4.01	Restrictions on Transfer during the Financing Period

During the Financing Period, Pelawan may not Transfer:

(a)	subject to (b) and (c) below, any of the Consideration Shares other than the Consideration Shares comprising the Threshold Return Entitlement;

(b)	any of the Consideration Shares where such Transfer would result in the Current Shareholding following such Transfer to be less than the Statutory Shareholding; or

(c)
any Consideration Shares comprising the Threshold Return Entitlement during the period between the date of the public announcement of a Dilutive Financing and the date upon which such Dilutive Financing closes.

4.02	Threshold Return Entitlement

(1)	Anooraq shall have an assignable call option (the “Call Option”) in respect of the Consideration Shares comprising the Threshold Return Entitlement.

(2)
The Call Option shall entitle Anooraq or its assignee to acquire such Consideration Shares, in whole or in part and at any time or times during the Financing Period, for a purchase consideration per share equal to:

(a)
in respect of any parcel of Consideration Shares which would yield gross proceeds of $1,000,000 or more, the Market Price determined at the date of closing (“Delivery”) of the sale of the Consideration Shares forming the subject matter of the exercise of the Call Right, less a discount of up to 10%; or

(b) in respect of any parcel of Consideration Shares which would yield gross proceeds of less than $1,000,000, the Market Price determined at Delivery.

(3)	Each acquisition of Consideration Shares pursuant to this Section 4.02 shall be closed 10 Business Days following the delivery by Anooraq of a written notice to Pelawan exercising the Call Option.

(4)	Multiple notices of exercise of the Call Option in respect of part of the Consideration Shares comprising the Threshold Return Entitlement may be delivered during the Financing Period.

(5)	The Call Option may be exercised only upon the approval of a Disinterested Majority.

4.03	Bleed Share Entitlement

     Subject to Section 4.06, Pelawan shall not be entitled to Transfer any of the Consideration Shares in excess of the Bleed Share Entitlement, provided that:

(a)
if, during the Financing Period, Pelawan has not Transferred its full Bleed Share Entitlement in respect of any of Anooraq fiscal quarter, the remaining Bleed Share Entitlement for such quarter shall be carried forward to the next such quarter and, thereafter, for up to three such quarters during the Financing Period in order that Pelawan may sell the lesser of:

	(i)	5,000,000 Consideration Shares and

	(ii)	the number of Consideration Shares comprising Threshold Return Entitlement; and

(b)
if, following the Finalization Date, Pelawan has not Transferred its full Bleed Share Entitlement upon any Trading Day, the remaining Bleed Share Entitlement for such day shall be carried forward to the next Trading Day and, thereafter, for up to 40 Trading Days in order that Pelawan may sell up to 1,000,000 Consideration Shares;

4.04	Pre-emptive Right

     Should Pelawan wish to Transfer all or any of the Consideration Shares comprising the Surplus Pelawan Shareholding, other than the Bleed Share Entitlement, Pelawan shall submit an offer (“the Offer”) in writing to Anooraq, upon the following terms and conditions:

(a)	the Offer shall:

	(i)	be in writing and delivered by Pelawan to Anooraq;

	(ii)	be irrevocable and open for acceptance by Anooraq for a period of ten Business Days following the date of receipt of the Offer by Anooraq;

(iii)
stipulate a cash price (which shall be expressed and payable in CAD) at which Pelawan wishes to sell the offered Consideration Shares; provided that such price shall be payable free of set off or other deduction against delivery of the certificates in respect of the offered Consideration Shares in negotiable form;

	(iv)	disclose the identity of the third party, if any, to whom Pelawan wishes to Transfer the offered Consideration Shares; and

	(v)	not, save for the above provisions of this Section 4.04(a), be subject to any other terms or conditions except that:

		(A)	the whole or a part only of the Offer may be accepted;

		(B)	the Offer may be assigned by Anooraq to any third party; and

(C)
in the event that the Offer is accepted, delivery of the offered Consideration Shares shall be made no later than 30 Business Days from the date of acceptance, against payment of the cash price referred to in Section 4.04(a)(iii).

(b)	if an Offer has been made by a third party to Pelawan, such Offer shall be accompanied by:

(i)
a written memorandum setting out the cash price (which shall be expressed and payable in CAD) (the “Third Party Price”) and all other terms and conditions that have been offered to Pelawan orally by such third party, if any; and

	(ii)	a true and complete copy of any written offer made to Pelawan by such third party, if any.

(c)
should Anooraq not accept the Offer, then Pelawan shall be entitled within 30 days after such non-acceptance, to sell and transfer all the offered Consideration Shares (but not a part only), or any balance of such offered Consideration Shares as remain after acceptance by Anooraq of a portion of the offered Consideration Shares, but at not less than the Third Party Price and on conditions which are not more favourable to the relevant third party than those at which Anooraq was entitled to purchase the Consideration Shares under the terms of the Offer; and

(d)
to the extent that Pelawan does not sell the offered Consideration Shares pursuant to the provisions of this Section 4.04, all such provisions shall again apply, mutatis mutandis, to the Transfer of the Consideration Shares by Pelawan.

4.05	Lock-up Shareholding

(1)
Save as provided in Section 2.07 of the Share Exchange Agreement, from the Time of Closing up to and including the Release Date, Pelawan may not Transfer any Consideration Shares if such Transfer would result in the Current Shareholding of Pelawan following such Transfer to be less than the Lockup Shareholding.

(2)
Pelawan undertakes to Anooraq, the Pelawan Trust and all persons who are shareholders of Anooraq from time to time that it shall, at all times up to the Release Date, continue to be either the sole beneficiary of the Pelawan Trust or the sole beneficial owner of the Lockup Shareholding, notwithstanding any amendment which may occur during such time to the definition of “HDP” contained in Section 1.01.

4.06	Statutory Shareholding

     Save as provided in Section 2.07 of the Share Exchange Agreement, during the currency of the applicable exploration, development and mining permits and licences, mineral leases, prospecting rights and mining rights in respect of the Properties which are required in order to undertake the Ga-Phasha Project, the Drenthe-Overysel Project, the Kwanda Project and the Rietfontein Project (as the case may be), Pelawan shall not be entitled, without the prior express written consent of Anooraq, to Transfer any Consideration Shares comprising the Statutory Shareholding, unless such Transfer is:

(a)	to another HDP that:

	(i)	is approved in writing by the DME and Anooraq (by way of a resolution of a Disinterested Majority);

	(ii)	has agreed to be bound by the terms of this Agreement and the Pelawan Trust Deed; and

	(iii)	has a shareholding structure that is governed by agreements upon substantially similar terms to the Grandfather Shareholders Documents that will prevent such HDP from losing its status as an HDP;

(b)	approved by the SARB and the South African, Canadian and European Union competition authorities, to the extent required in each case; and

(c)	effected following the expiry of the Offer in accordance with Section 4.04 above, unless such Transfer is in respect of the Bleed Share Entitlement.

4.07	Other Restrictions on Transfer

(1)
The restrictions on Transfer set out in Sections 4.01, 4.03, 4.04, 4.05 and 4.06 are without prejudice to any other limitations on the Transfer of any of the Consideration Shares, including those restrictions contained in the Pelawan Trust Deed and any escrow agreement required for the TSX Venture Exchange.

(2)	Notwithstanding any other provision of this Article 3, Pelawan may not Transfer any of the Consideration Shares if:

(a)
the proposed purchaser or transferee is, directly or indirectly, engaged or interested in a business that is the same as or substantially similar to or competitive with the business carried on by Anooraq;

(b)
as a result, Anooraq would become subject to any governmental controls or regulations to which they were not subject prior to the proposed Transfer by reason of the nationality or residence of the proposed purchaser or transferee;

(c)	as a result, Anooraq would become subject to any taxation or additional taxation to which they were not subject prior to the proposed Transfer; or

(d)	the proposed Transfer is not permitted by applicable law or any term of any agreement or other instrument affecting Anooraq, unless any required consent or approval is obtained.

4.08	Legends

(1)
The restrictions on Transfer of the Consideration Shares described in this Article 4 shall, where applicable, be recorded in legends on the face of the share certificates evidencing the Consideration Shares in accordance with Section 2.09 of the Share Exchange Agreement. Pro forma samples of the text of such legends is set out in Schedule 4.08(1).

(2)
Pelawan and the Pelawan Trust hereby provide all authorizations and consents required in order to procure the issue of documentary share certificates in respect of the Consideration Shares for so long as those share certificates are required to contain such legends, and hereby authorize Anooraq to act as their agent in obtaining such certificates.

(3)	Anooraq shall deliver to Computershare a Treasury Order that contains, inter alia, the legends referred to in Section 4.08(1).

4.09	Pelawan Trust

     All references in this Agreement to restrictions on the ability of Pelawan to Transfer or exercise voting rights in respect of any Consideration Shares shall be deemed to apply equally, mutatis mutandis, to:

(a)	Transfers of, and the exercise of voting rights in relation to, the Consideration Shares by the Pelawan Trust; and

(b)	Transfers by Pelawan of its rights (vested or otherwise) in accordance with the Pelawan Trust Deed.

ARTICLE 5 - DILUTIVE FINANCINGS FOLLOWING THE FINANCING DATE

(1)
In the event that Anooraq undertakes any Dilutive Financings following the Finalization Date which have the effect of reducing the Current Shareholding of Pelawan below the Lockup Shareholding or the Statutory Shareholding, Anooraq shall be entitled, but not obliged, in accordance with the resolution of a Disinterested Majority, to issue that number of additional Common Shares to Pelawan that is required in order to make the Current Shareholding equal to the Lockup Shareholding or Statutory Shareholding, as the case may be.

(2)
All additional Common Shares issued pursuant to this Article 5 shall be held in escrow and shall be subject to cancellation, in whole or in part and without the payment of any consideration by Anooraq, if the definition of “HDP” contained in Section 1.01 is amended following the Finalization Date and:

(a)
prior to the Release Date, if such amendment results in the Statutory Shareholding being reduced; provided that the Current Shareholding following the cancellation of such Common Shares is at least equal to the Lockup Shareholding; or

(b)	following the Release Date or, in the event of any amendment prior to the Release Date which is to have effect from the Release Date, if such amendment results in the Statutory Shareholding being reduced; provided that the Current Shareholding following the cancellation of such Common Shares is at least equal to such reduced Statutory Shareholding.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PELAWAN

     Pelawan represents and warrants to Anooraq that as at the Signature Date (save as provided under the Share Exchange Agreement) and as at the Closing Date:

(a)	Pelawan is a private company duly incorporated, organized and subsisting under the laws of South Africa;

(b)	Pelawan has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by Pelawan contemplated hereby;

(c)	Pelawan is an HDP and there are no agreements, options in existence, or securities in issue, which may result in the Pelawan ceasing to be an HDP at any time in the future;

(d)
the registered and beneficial shareholders of Pelawan and, to the extent that any such shareholders are trusts or artificial persons, the beneficiaries of such trusts and the registered and beneficial shareholders of such artificial persons, are the HDPs identified in the Grandfather Shareholders Documents;

(e)	as at the Closing Date, Pelawan has good and sufficient power, authority and right to enter into and deliver the this Agreement;

(f)
there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon Pelawan to Transfer any of the Consideration Shares other than pursuant to the provisions of the Share Exchange Agreement, this Agreement or the Pelawan Trust Deed; and

(g)	neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Pelawan will result in the violation of:

(i) any of the provisions of the memorandum and articles of association of Pelawan;

(ii) any agreement or other instrument to which Pelawan is a party or by which Pelawan is bound; or

(iii) any applicable law, rule or regulation.

ARTICLE 7 - GENERAL

7.01	Confidentiality

     Pelawan may not, without the prior written consent of Anooraq, at any time while Pelawan is a shareholder of Anooraq and after Pelawan ceases to be a shareholder of Anooraq, disclose to anyone or use for any purpose other than for the business of Anooraq any confidential information concerning the business and affairs of Anooraq and will hold all such information in strictest confidence, except as may be required to comply with any applicable law, governmental or regulatory authority, rule, regulation or order, including the filings and disclosures required under securities laws.

7.02	Intellectual Property

(1)
In accordance with the composition of the Board as provided in Section 2.02(1), Pelawan will procure that those persons nominated by it to be directors of Anooraq who are not directors or officers of HDI shall, prior to acting as directors of Anooraq, enter into a Confidential and Proprietary Information Agreement in substantially the form attached as Schedule 7.02(1) (a “CPI Agreement”).

(2)
In accordance with the composition of the management and officers of Anooraq as provided in Section 2.03(1), Pelawan will procure that all those persons appointed by it to be senior officers of Anooraq and such senior management staff of Anooraq who have access to Confidential Information (as defined in the CPI Agreement) and who are not directors, officers or employees of HDI shall enter into a CPI Agreement, prior to acting as senior officers and/or management of Anooraq, as the case may be.

(3)
In addition to the persons who Pelawan will procure to enter into a CPI Agreement pursuant to Sections 7.02(1) and 7.02(2), the Board may, by a resolution by a Disinterested Majority, determine that any employee of Pelawan or its Affiliates is a person whom the Board wishes to have enter into a CPI Agreement, and, in such event, Pelawan will procure that such employee shall enter into a CPI Agreement within 10 Business Days of such resolution.

7.03	Further Assurances

     Each of the Parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as another party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

7.04	Benefit of the Agreement

     This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the Parties.

7.05	Entire Agreement

     This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

7.06	Amendments, Waivers and Consents

(1)	No amendment to this Agreement will be valid or binding unless set forth in a written agreement of the Parties.

(2)
No waiver by Anooraq of any breach of any provision of this Agreement and no consent granted hereunder by Anooraq will be effective or binding unless confirmed by a resolution by a Disinterested Majority and approved in writing by the Pelawan Trust.

7.07	Assignment

     Except as may be expressly provided in this Agreement, none of the Parties may assign such Party’s rights or obligations under this Agreement without the prior written consent of the other Parties.

7.08	Termination

     This Agreement will terminate upon the falling away of the restrictions on the Transfer by Pelawan of any of the Consideration Shares contained in Sections 4.05 and 4.06.

7.09	Severability

     If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

7.10	Notices

     Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To Anooraq:

Ronald W. Thiessen, CEO & President; and
Jeffrey R. Mason, CFO
Anooraq
1020 – 800 West Pender Street
Vancouver, B.C. V6C 2V6

Facsimile No.: (604) 684-8092

To Pelawan:

Tumelo Motsisi
Executive Chairman
First Floor, Northeast Wing
43 Wierda Road West
Wierda Valley, Sandton
South Africa 2196

Facsimile No.: (011) 883 0836

To The Pelawan Trust:

Deneys Reitz Trustees (Proprietary) Limited
82 Maude Street
Sandton
South Africa

Attention: André Visser

Facsimile No.: +2711 535 5242

     or to such other address, individual or electronic communication number as may be designated by notice given by any Party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication

7.11	Governing Law

     This Agreement is governed by and will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.12	Arbitration

(1)
The Parties agree to submit to the process of mediation with a duly qualified commercial mediator, all disputes arising out of or in connection with this Agreement. If any such disputes are not resolved through mediation the matter in dispute shall be referred to and finally resolved by arbitration under the International Commercial Arbitration Rules of

Procedure (the “Arbitration Rules”) of the British Columbia International Commercial Arbitration Centre (the “Arbitration Centre”). The appointing authority shall be the Arbitration Centre. The case shall be administered by the Arbitration Centre in accordance with the Arbitration Rules.

(2)	The arbitration shall be conducted in the English language and the arbitration shall take place in Vancouver, British Columbia, Canada.

(3)
Any arbitration award made pursuant to this Section 7.12 shall be final and binding on all the Parties hereto and may be enforced in any court of competent jurisdiction. Any report prepared by any arbitration panel constituted hereunder shall be delivered to each of the Parties.

(4)	Each Party shall continue performance of its obligations under this Agreement while the arbitration procedures of Section 7.12 are implemented.

7.13	Attornment

     For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia shall have jurisdiction to entertain any action arising under this Agreement. The Parties each hereby attorns to the jurisdiction of the courts of the Province of British Columbia. Pelawan hereby nominates, constitutes and appoints Fasken Martineau LLP, Barristers and Solicitors, of the City of Vancouver its true and lawful attorney, to act as such, and to sue and be sued, plead or be impleaded in any court in the Province of British Columbia, and generally on behalf of Pelawan and within British Columbia to accept service of process, and to receive all lawful notices. Until due and lawful notice of the appointment of another and subsequent attorney in the Province of British Columbia has been given to and accepted by Pelawan, service of process or of papers and notices upon Pelawan shall be accepted by Pelawan as sufficient service in the premises.

7.14	Counterparts

     This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

7.15	Facsimiles

     Delivery of an executed signature page to this Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such Party.

     IN WITNESS WHEREOF the parties have executed this Agreement.

Pelawan Investments (Proprietary) Limited

Per:		c/s
Tumelo Moathlodi Motsisi

Anooraq Resources Corporation

Per:
Ronald W. Thiessen
c/s
Jeffrey R. Mason

The Pelawan Trust

Per:
Tumelo Moathlodi Motsisi

Asna Chris Harold Motaung

SCHEDULE 2.02(1)

* Independent Director, who is resident in South Africa, to be jointly nominated by Pelawan and HDI, subject to Section 2.04 # Directors nominated by Pelawan to be person who is also a director or officer of HDI, subject to Section 2.02(2) Note: Board to be composed of a majority of persons who are HDPs

# These positions, subject to the note which follows, to be held by persons who are also HDI directors, officers or employees. * These positions to be held by persons who are also HDI directors, officers or employees up to the Finalization Date. Thereafter, persons who are resident in South Africa will be sought to fill these positions (with a stipulated time period).

SCHEDULE 2.02(3)

ANOORAQ OPERATING PROTOCOL

SCHEDULE 4.08(1)

LEGENDS

     (1) In accordance with Section 2.09(2) of the Share Exchange Agreement:

(a)	a share certificate evidencing that number of Initial Consideration Shares comprising the Lockup Shareholding at the Closing Date,

(b)	a share certificate evidencing that number of Initial Consideration Shares comprising the Threshold Return Shareholding at September 17, 2004, and

(c)	a share certificate evidencing the balance of the Initial Consideration Shares, which balance consists of number of the Initial Consideration Shares less the sum of the number of Initial Consideration Shares comprising the Lockup Shareholding at the Closing Date and the number of Consideration Shares comprising the Threshold Return Shareholding at the Closing Date,

shall bear the following legends in a conspicuous location on its face:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 28, 2005.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 28, 2005.”

     (2) In accordance with Section 2.09(2) of the Share Exchange Agreement, each share certificate evidencing any Adjustment Consideration Shares shall bear the following legend in a conspicuous location on its face:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 28, 2005.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 28, 2005.”

provided that, if the date upon which such certificate is issued falls on or after January 28, 2005, such certificate shall not bear any legend.

     (3) In accordance with Section 2.09(3) of the Share Exchange Agreement:

(a)	a share certificate evidencing that number of Initial Consideration Shares comprising the Lockup Shareholding at the Closing Date, and

(b)	a share certificate evidencing the balance of the Initial Consideration Shares, which balance consists of number of the Initial Consideration Shares less the sum of the number of Initial Consideration Shares comprising the Lockup Shareholding at the Closing Date and the number of Consideration Shares comprising the Threshold Return Shareholding at the Closing Date,

shall bear the following legend in a conspicuous location on its face:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO (A) CANCELLATION IN ACCORDANCE WITH SECTION 2.05 OF THE SHARE EXCHANGE AGREEMENT MADE AS OF JANUARY 21, 2004 BETWEEN PELAWAN INVESTMENTS (PROPRIETARY) LIMITED (“PELAWAN”) AND ANOORAQ RESOURCES CORPORATION (“ANOORAQ”) AND AS AMENDED, AND (B) THE TRANSFER RESTRICTIONS SET OUT IN ARTICLE 4 OF THE SHAREHOLDERS AGREEMENT MADE DURING OR ABOUT SEPTEMBER, 2004 BETWEEN PELAWAN, ANOORAQ AND THE PELAWAN TRUST (BEING A TRUST ESTABLISHED IN ACCORDANCE WITH THE TRUST DEED DATED SEPTEMBER 2, 2004 BETWEEN PELAWAN, DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED, TUMELO MOATHLODI MOTSISI, ASNA CHRIS HAROLD MOTAUNG AND ANOORAQ).”

     (4) In accordance with Section 2.09(4)(a) of the Share Exchange Agreement, the first of the two certificates resulting from the split of the share certificate referred to in Section 2.09(1)(c) of the Share Exchange Agreement shall bear the following legend in a conspicuous location on its face:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 28, 2005.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 28, 2005.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO (A) CANCELLATION IN ACCORDANCE WITH SECTION 2.05 OF THE SHARE

EXCHANGE AGREEMENT MADE AS OF JANUARY 21, 2004 BETWEEN PELAWAN INVESTMENTS (PROPRIETARY) LIMITED (“PELAWAN”) AND ANOORAQ RESOURCES CORPORATION (“ANOORAQ”) AND AS AMENDED, AND (B) THE TRANSFER RESTRICTIONS SET OUT IN ARTICLE 4 OF THE SHAREHOLDERS AGREEMENT MADE DURING OR ABOUT SEPTEMBER, 2004 BETWEEN PELAWAN, ANOORAQ AND THE PELAWAN TRUST (BEING A TRUST ESTABLISHED IN ACCORDANCE WITH THE TRUST DEED DATED SEPTEMBER 2, 2004 BETWEEN PELAWAN, DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED, TUMELO MOATHLODI MOTSISI, ASNA CHRIS HAROLD MOTAUNG AND ANOORAQ).”

provided that, if the date upon which such certificate is issued falls on or after January 28, 2005, such certificate shall bear, instead of the legend referred to above, the following legend in a conspicuous location on its face:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO (A) CANCELLATION IN ACCORDANCE WITH SECTION 2.05 OF THE SHARE EXCHANGE AGREEMENT MADE AS OF JANUARY 21, 2004 BETWEEN PELAWAN INVESTMENTS (PROPRIETARY) LIMITED (“PELAWAN”) AND ANOORAQ RESOURCES CORPORATION (“ANOORAQ”) AND AS AMENDED, AND (B) THE TRANSFER RESTRICTIONS SET OUT IN ARTICLE 4 OF THE SHAREHOLDERS AGREEMENT MADE DURING OR ABOUT SEPTEMBER, 2004 BETWEEN PELAWAN, ANOORAQ AND THE PELAWAN TRUST (BEING A TRUST ESTABLISHED IN ACCORDANCE WITH THE TRUST DEED DATED SEPTEMBER 2, 2004 BETWEEN PELAWAN, DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED, TUMELO MOATHLODI MOTSISI, ASNA CHRIS HAROLD MOTAUNG AND ANOORAQ).”

     (5) In accordance with Section 2.09(4)(b) of the Share Exchange Agreement, the second of the two certificates resulting from the split of the share certificate referred to in Section 2.09(1)(c) of the Share Exchange Agreement shall bear the following legend in a conspicuous location on its face:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 28, 2005.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 28, 2005.”

provided that, if the date upon which such certificate is issued falls on or after January 28, 2005, such certificate shall not bear any legend.

     (6) In accordance with Section 2.09(5) of the Share Exchange Agreement, the replacement share certificate evidencing that number of Consideration Shares equal to the Shortfall, as that term is defined in Section 2.09(5) of the Share Exchange Agreement, shall bear the following legend in a conspicuous location on its face:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO (A) CANCELLATION IN ACCORDANCE WITH SECTION 2.05 OF THE SHARE EXCHANGE AGREEMENT MADE AS OF JANUARY 21, 2004 BETWEEN PELAWAN INVESTMENTS (PROPRIETARY) LIMITED (“PELAWAN”) AND ANOORAQ RESOURCES CORPORATION (“ANOORAQ”) AND AS AMENDED, AND (B) THE TRANSFER RESTRICTIONS SET OUT IN ARTICLE 4 OF THE SHAREHOLDERS AGREEMENT MADE DURING OR ABOUT SEPTEMBER, 2004 BETWEEN PELAWAN, ANOORAQ AND THE PELAWAN TRUST (BEING A TRUST ESTABLISHED IN ACCORDANCE WITH THE TRUST DEED DATED SEPTEMBER 2, 2004 BETWEEN PELAWAN, DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED, TUMELO MOATHLODI MOTSISI, ASNA CHRIS HAROLD MOTAUNG AND ANOORAQ).”

     (7) In accordance with Section 2.09(6) of the Share Exchange Agreement, the replacement share certificate evidencing that number of Consideration Shares equal to the Statutory Shareholding upon the Release Date shall bear the following legend in a conspicuous location on its face:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO (A) CANCELLATION IN ACCORDANCE WITH SECTION 2.05 OF THE SHARE EXCHANGE AGREEMENT MADE AS OF JANUARY 21, 2004 BETWEEN PELAWAN INVESTMENTS (PROPRIETARY) LIMITED (“PELAWAN”) AND ANOORAQ RESOURCES CORPORATION (“ANOORAQ”) AND AS AMENDED, AND (B) THE TRANSFER RESTRICTIONS SET OUT IN SECTION 4.06 OF THE SHAREHOLDERS AGREEMENT MADE DURING OR ABOUT SEPTEMBER, 2004 BETWEEN PELAWAN, ANOORAQ AND THE PELAWAN TRUST (BEING A TRUST ESTABLISHED IN ACCORDANCE WITH THE TRUST DEED DATED SEPTEMBER 2, 2004 BETWEEN PELAWAN, DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED, TUMELO MOATHLODI MOTSISI, ASNA CHRIS HAROLD MOTAUNG AND ANOORAQ).”

SCHEDULE 7.02(1)

CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT

THIS AGREEMENT is between Anooraq Resources Corporation (“Anooraq”) and the person signing below (the “Other Party”).

NOW THEREFORE in consideration of a payment of $1.00 to The Other Party by Anooraq and for good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by the Other Party), the Other Party agrees as follows:

1. In this Agreement, “Confidential Information” means trade secrets and other information, in the possession of Anooraq and/or owned by Anooraq or companies affiliated, associated or related to Anooraq that is not generally known to the public. It includes, without limitation, all Developments, source code and related documentation, financial information, legal, corporate, marketing, product, research results, technical, manufacturing, personnel, customer and supplier information and any other information, in whatever form or media, specifically identified as confidential by Anooraq, or the nature of which is such that it would generally be considered confidential in the industry in which Anooraq operates, or which Anooraq is obligated to treat as confidential or proprietary. In this Agreement, “Developments” means all inventions, improvements, discoveries, formulae, processes, ideas, algorithms, deliverables, computer software, and any other direct or indirect results of the services performed by the Other Party for Anooraq or as a result of discussions or meetings held by the Other Party by or in respect of the Anooraq (including, where applicable, all scripts, models, specifications, source code, design documents, creations, artwork, text, graphics, photos, pictures, and music).

2. The Other Party acknowledges that in order to enable the Other Party to perform his/her services properly, Anooraq will disclose to the Other Party, or allow the Other Party access to, Confidential Information. The Other Party further acknowledges that this information is of significant value to Anooraq. The Other Party acknowledges that Confidential Information is and shall be the sole and exclusive property of Anooraq or its designate and that the Other Party shall not acquire any right, title or interest in or to any Confidential Information.

3. The Other Party shall keep all Confidential Information strictly confidential and shall take all necessary precautions against unauthorized disclosure of the Confidential Information. Without limitation, the Other Party shall not directly or indirectly, disclose, allow access to, transmit or transfer the Confidential Information to a third party without Anooraq’s written consent.

4. The Other Party shall not use or reproduce Confidential Information, in any manner, except as reasonably required to provide the agreed services to Anooraq. The Other Party shall ensure that any such copies of Confidential Information are clearly marked, or otherwise identified as confidential and proprietary to Anooraq, and that all Confidential Information and copies thereof are stored in a secure location while in the Other Party’s possession, control, charge or custody.

5. Upon termination or expiration of the relationship between the Anooraq and the Other Party, or at any time upon request by Anooraq, the Other Party shall immediately deliver up to Anooraq, at the Other Party’s own expense and risk, all Confidential Information and all copies thereof, and all other materials, documents, information, contracts, equipment, materials and property in the Other Party’s possession, charge, control, or custody, which are owned by, or related in any way to the business or affairs of Anooraq.

6. Anooraq shall be the exclusive owner of the Developments and of all intellectual property rights in and to such Developments and the Other Party agrees to make full and prompt disclosure of all Developments to Anooraq. The Other Party hereby assigns to Anooraq, effective upon creation, all right, title and interest throughout the world and universe, including without limitation, all copyrights, trade-marks, trade secrets, patent rights, and any other intellectual property right in and to each Development, effective at the time each is created. The Other Party covenants that it shall not at any time directly or indirectly, contest or assist any third party to contest, Anooraq’s ownership of the Developments and any intellectual property rights related thereto.

7. The Other Party hereby waives his/her moral rights in each Development, including, without limitation, the right to the integrity of the Development, the right to be associated with the Development, the right to restrain or claim damages for any distortion, mutilation or other modification of the Development, and the right to restrain the use or reproduction of the Development in any context and in connection with any product, service, cause or institution, effective at the time the particular Development is created.

8. The Other Party agrees to cooperate fully with Anooraq, both during and after the termination of this Agreement, with respect to signing further documents and doing such acts and other things reasonably requested by Anooraq to confirm the transfer of ownership of the Developments, the waiver of his/her moral rights therein, and to obtain or enforce rights in respect thereof. The Other Party shall not receive any consideration or royalties in respect of such transfer of ownership, provided that the expense of obtaining or enforcing intellectual property protection shall be borne by Anooraq.

9. The Other Party agrees that he/she shall not use any employees or other persons to provide any services to Anooraq unless such employee(s) or other person(s) deliver a written form of confidentiality and proprietary information agreement to Anooraq prior to the commencement of any such services in a form approved by Anooraq.

10. This Agreement is governed by and will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

DATED this ______ day of _______________ , •.

OTHER PARTY:

__________________________________
(signature of the Other Party)

__________________________________
(print name of the Other Party)

AMENDED SCHEDULE 2.02(3)

ANOORAQ RESOURCES CORPORATION

Operating Protocol

TABLE OF CONTENTS

ARTICLE 1 BOARD OF DIRECTORS		2

1.01	COMPOSITION OF THE BOARD OF DIRECTORS	2
1.02	ATTENDANCE AT ANNUAL GENERAL MEETINGS	3

ARTICLE 2 MANAGEMENT COMMITTEE		3

2.01	THE MANAGEMENT COMMITTEE	3
2.02	COMPOSITION OF THE MANAGEMENT COMMITTEE	3
2.03	ALTERNATE MANAGEMENT COMMITTEE MEMBERS	3
2.04	CO-OPTION	3
2.05	MEETINGS (PROCEDURAL)	4
2.06	CHAIRPERSON	4
2.07	QUORUM	5
2.08	REMUNERATION	5
2.09	SUB-COMMITTEES	5
2.10	DUTIES AND RESPONSIBILITIES OF THE MANAGEMENT COMMITTEE	5

ARTICLE 3 MANAGEMENT COMMITTEE SUB COMMITTEES		7

3.01	BANKABLE FEASIBILITY STUDY COMMITTEE	7
3.02	COMPOSITION OF THE BANKABLE FEASIBILITY STUDY COMMITTEE	7
3.03	ALTERNATE BANKABLE FEASIBILITY STUDY COMMITTEE MEMBERS	7
3.04	MEETINGS (PROCEDURAL)	8
3.05	CHAIRPERSON	9
3.06	QUORUM	9
3.07	DUTIES AND RESPONSIBILITIES OF THE BANKABLE FEASIBILITY STUDY COMMITTEE	9
3.08	REMUNERATION	10
3.09	REPORT BACK	10
3.10	THE EXPLORATION COMMITTEE	10
3.11	COMPOSITION OF THE EXPLORATION COMMITTEE	10
3.12	ALTERNATE EXPLORATION COMMITTEE MEMBERS	10
3.13	MEETINGS (PROCEDURAL)	11
3.14	CHAIRPERSON	12
3.15	QUORUM	12
3.16	DUTIES AND RESPONSIBILITIES OF THE EXPLORATION COMMITTEE	12
3.17	REMUNERATION	13
3.18	REPORT BACK	13
3.19	THE PROJECT DEVELOPMENT COMMITTEE	13
3.20	COMPOSITION OF THE PROJECT DEVELOPMENT COMMITTEE	13
3.21	ALTERNATE PROJECT DEVELOPMENT COMMITTEE MEMBERS	13
3.22	MEETINGS (PROCEDURAL)	14
3.23	CHAIRPERSON	15
3.24	QUORUM	15
3.25	DUTIES AND RESPONSIBILITIES OF THE PROJECT DEVELOPMENT COMMITTEE	15
3.26	REMUNERATION	16
3.27	REPORT BACK	16

ARTICLE 4 MANAGEMENT APPOINTMENTS		16

4.01	EXPLORATION MANAGER	16
4.02	PROJECT DEVELOPMENT MANAGER	17

ARTICLE 8
BOARD OF DIRECTORS

8.01 Composition of the Board of Directors

     (1) The Board of Directors shall be comprised of persons appointed by Pelawan Investments (Pty) Ltd. (“Pelawan”) and persons appointed by Hunter Dickinson Inc. (“HDI”) in the following proportions:

Director:	Nominee:
Co-Chairperson	Nominated by Pelawan – Director
Co-Chairperson	Nominated by Pelawan, person to also be director or
officer of HDI, subject to Section 2.02(2) of the
Shareholders Agreement – Director
Director X2	Nominated by Pelawan - Director
Director X2	Nominated by Pelawan, person to also be director or
officer of HDI, subject to Section 2.02(2) of the
Shareholders Agreement – Director
Independent Director	Person nominated by Pelawan
Independent Director	Person nominated by HDI, subject to Section 2.04 of the
Shareholders Agreement
Independent Director	Person jointly nominated by Pelawan and HDI, subject to
Section 2.04 of the Shareholders Agreement

     (2) Notwithstanding (1) above, the composition of the Board of Directors may deviate from such proportions, provided that the Board will ensure that it has at all times:

(a)	at least the minimum number of members who meet applicable standards of director independence;

(b)
in relation to all members of the Board other than the Independent Directors, the number of those members of the Board who are nominated by Pelawan but who are not also HDI directors shall be equal to the number of those members of the Board who are also HDI directors; and

(c)	a majority of the members of the Board who qualify as HDPs as defined in Section 1.01 (ee) of the Shareholders Agreement.

8.02 Attendance at Annual General Meetings

     (1) The members of the Board of Directors shall be in attendance at annual general meetings of members of Anooraq Resources Corporation (the “Company”) to respond to any questions.

ARTICLE 9
MANAGEMENT COMMITTEE

9.01 The Management Committee

     (1) The Management Committee is comprised of Directors of the Company, who are charged with executive functions. The Management Committee is responsible for management of the Company’s activities and the recommendation and implementation of policies and strategies according to the Board of Director’s directives. The Management Committee is responsible for all material matters not specifically reserved for the Board and co-ordinates and monitors the use of resources in the Company.

9.02 Composition of the Management Committee

(1)	Chief Executive Officer/President

(2)	Vice President Investor Relations & Corporate Finance

(3)	Chief Financial Officer

(4)	Deputy CEO / Managing Director

(5)	Chief Operating Officer

(6)	Executive Director Project Development

9.03 Alternate Management Committee Members

     (1) Each Management Committee member may, by notice to the chairperson of the Management Committee, appoint an alternate (an “Alternate Management Committee Member”) to attend Management Committee meetings in his or her place.

     (2) An Alternate Management Committee member may exercise all of the powers of the designated Management Committee member whose place he or she takes at any Management Committee meeting, to the extent that the designated Management Committee member has not exercised them and, in doing so, shall be deemed to be a Management Committee member in place of the designated Management Committee member.

9.04 Co-option

     (1) Members of the Management Committee may co-opt onto the Committee such person or persons with special skills, qualifications or experience as the Management Committee in its discretion may decide may contribute to or promote the Company’s business interests and may terminate such appointment/s.

9.05 Meetings (Procedural)

     (1) Unless otherwise resolved by the Management Committee, the Management Committee shall meet not less than once a month and shall determine its own procedural rules.

     (2) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Management Committee members, at the request of a Management Committee member, call a special meeting for the purposes of considering any business or affairs of the Company.

     (3) A resolution in writing, approved by the signature of each Management Committee member who would be eligible to vote on the subject matter of the resolution if it were put to a meeting of Management Committee, is as valid and effectual as if the resolution had been passed by the required majority at a duly convened meeting of Management Committee on the date when the resolution is last signed.

     (4) The proceedings of Management Committee meetings shall be minuted and the minutes confirmed at the next Management Committee meeting.

     (5) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Management Committee Members, at the request of an Management Committee Member, call a special meeting for the purposes of considering any business or affairs of the Management Committee.

     (6) Management Committee Members may participate in any meeting by means of electronic communication and Management Committee Members so participating shall be deemed to be present at such meeting, provided that any Management Committee Member to any such communication may object to the holding of any such meeting or the continuance of any such meeting, in the event that he or she cannot be clearly heard by the other Management Committee Members to the communication or cannot clearly hear any of those other Management Committee Members.

     (7) The proceedings of Management Committee meetings shall be minuted and the minutes confirmed at the next Management Committee meeting.

     (8) The Management Committee shall appoint a secretary who need not be a representative. The secretary shall, on the instructions of the chairperson, give the required notice to the Management Committee Members, shall duly record the minutes of all meetings of the Management Committee and shall distribute such minutes to each of the Management Committee Members.

9.06 Chairperson

     (1) The chairperson of the Management Committee shall be the Chief Executive Officer.

     (2) The order of the chairpersonship will be as follows:

(a)	Managing Director

(b)	Chief Financial Officer

(c)	Chief Operating Officer

(d)	Vice President Investor Relations & Corporate Finance

9.07 Quorum

(a)	The quorum for the transaction of the business of the Management Committee shall be 3 (THREE) members.

(b)	A quorum of Management Committee members shall be given all powers conferred upon the directors by the Articles of Association and the Statutes with the exception of those powers which are expressly reserved for the Board of Directors.

(c)	In the event that no quorum is present within thirty minutes of the time appointed in respect of such meeting, the meeting shall stand adjourned to the same time at the same place, on the third business day following the date on which such meeting shall have been adjourned. In the event that, at such subsequent meeting, no quorum is present within thirty minutes from the appointed time, the Management Committee Members then present shall constitute a quorum, and shall be entitled to transact the business of the Management Committee as if such quorum was present.

9.08 Remuneration

     (1) No special remuneration shall be payable to the members of the Management Committee whether co-opted or otherwise for their services save where the Board of Directors in its discretion considers that special circumstances exist.

9.09 Sub-committees

The Management Committee may form sub-committees to assist it in the execution of its duties and responsibilities.

9.10 Duties and Responsibilities of the Management Committee

     (1) The Management Committee shall, without detracting from the generality thereof, have the following duties and responsibilities:

(a)	Administration of Company Affairs:

	(i)	Review, monitor, administer and control the day-to-day affairs of the Company.

(ii)	Give quarterly detailed reports to the Board of Directors on the business of the Company.

(iii)	Approve the general policies of the Company provided that no decisions may be taken in respect of matters reserved for the Board of Directors.

(iv)	Direct and monitor the activities of the Company so as to achieve the strategic and financial objectives set by the Board of Directors, and to make recommendations for changes in the event of the objectives not being met.

(v)	Determine the scope of operations to be undertaken by the Company in the fulfilment of the objectives and to ensure that these are in keeping with the long term growth, continuity and success of the Company.

(vi)	Review and recommend the Company’s strategic and business plan, as well as the annual budgets, technical work plans and manpower plans, before these are submitted to the Board of Directors for final approval.

(vii)	Monitoring the performance of the Company.

(viii)	Invest money in any manner.

(ix)	Open and operate banking accounts and to overdraw such accounts.

(x)	Remunerate any person or persons, in cash for services rendered in the development of the Company’s business.

(xi)	Act as principals, agents, contractors or trustees.

(xii)	Overseeing all the necessary tax, secretarial, accounting and operating reporting divisions.

(xiii)	Filing of certificates and other filings and registrations in respect of the Company as are required by applicable law.

(xiv)	Implementing a skills transfer programme in respect of technical skills relating to the operation and management of the Company.

(b)	Capital expenditure/projects, acquisition and disposal of assets:

	(i)	Review and approve all new projects and unbudgeted capital expenditure prior to submission to the Board of Directors for final approval.

	(ii)	Ensure that the Company’s balance sheets are maintained in accordance with the financial parameters laid down by the Board of Directors.

	(iii)	Satisfy itself that the Company’s assets are maintained to a satisfactory standard.

(c)	Appointment of senior personnel:

	(i)	The Management Committee will be responsible for the nomination of the Operations and Exploration Managers for approval by the Board of Directors.

	(ii)	Approve the Operations and Exploration Managers contracts of employment.

ARTICLE 10
MANAGEMENT COMMITTEE SUB COMMITTEES

10.01 Bankable Feasibility Study Committee

     (1) The Bankable Feasibility Study Committee is responsible for the completion of the bankable feasibility studies in respect of the Company’s projects. It is charged with, inter alia, monitoring the work of external consultants and the optimisation of the mine plans.

10.02 Composition of the Bankable Feasibility Study Committee

     (1) The preparation of the Bankable Feasibility Studies for the Company’s projects shall be undertaken under the supervision and control of a committee consisting of 4 (FOUR) members.

     (2) Members of the Bankable Feasibility Study Committee shall be suitably technically qualified persons.

     (3) Composition:

(a)	Chief Operating Officer

(b)	Executive Director Project Development

(c)	Member (nominee sourced from Pelawan)

(d)	Member (nominee sourced from HDI)

10.03 Alternate Bankable Feasibility Study Committee Members

     (1) Each Bankable Feasibility Study Committee member may, by notice to the chairperson of the Bankable Feasibility Study Committee, appoint a suitably technically qualified alternate (an “Alternate Bankable Feasibility Study Committee Member”) to attend Bankable Feasibility Committee meetings in his or her place.

     (2) An Alternate Bankable Feasibility Study Committee member may exercise all of the powers of the designated Bankable Feasibility Study Committee member whose place he or she takes at any Bankable Feasibility Study meeting, to the extent that the designated Bankable Feasibility Study Committee member has not exercised them and, in doing so, shall be deemed to be a Bankable Feasibility Study Committee member in place of the designated Bankable Feasibility Study Committee member.

10.04 Meetings (Procedural)

     (1) Bankable Feasibility Study Committee meetings will be held monthly for the duration of the bankable feasibility study process and shall determine its own procedural rules.

     (2) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Bankable Feasibility Study Committee members, at the request of a Bankable Feasibility Study Committee member, call a special meeting of the Bankable Feasibility Study Committee for the purposes of considering any business or affairs of the Bankable Feasibility Study Committee.

     (3) Any one or more Bankable Feasibility Study Committee members may participate in, and vote at, Bankable Feasibility Study Committee meetings by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any Bankable Feasibility Study Committee member so participating in a meeting shall be deemed to be present in person and shall count towards the quorum.

     (4) A resolution in writing, approved by the signature of each Bankable Feasibility Study Committee member who would be eligible to vote on the subject matter of the resolution if it were put to a meeting of the Bankable Feasibility Study Committee, as the case may be, is as valid and effectual as if the resolution had been passed by the required majority at a duly convened meeting of the Bankable Feasibility Study Committee on the date when the resolution is last signed.

     (5) The proceedings of Bankable Feasibility Study Committee meetings shall be minuted and the minutes confirmed at the next meeting of the Bankable Feasibility Study Committee.

     (6) The Bankable Feasibility Study Committee shall be entitled to invite one or more executives and or external consultants, to attend and be heard at meetings of the Bankable Feasibility Study Committee, but not to vote thereat.

     (7) Decisions of the Bankable Feasibility Study Committee shall be taken by majority vote.

     (8) The chairperson shall not have a second or casting vote.

     (9) Any deadlock of the Bankable Feasibility Study Committee shall be referred to the Management Committee for resolution.

     (10) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Bankable Feasibility Committee Members, at the request of a Bankable Feasibility Committee Member, call a special meeting for the purposes of considering any business or affairs of the Bankable Feasibility Committee.

     (11) Bankable Feasibility Committee Members may participate in any meeting by means of electronic communication and Bankable Feasibility Committee Members so participating shall be deemed to be present at such meeting, provided that any Bankable Feasibility Committee Member to any such communication may object to the holding of any such meeting or the continuance of any such meeting, in the event that he or she cannot be clearly heard by the other Bankable Feasibility Committee Members to the communication or cannot clearly hear any of those other Bankable Feasibility Committee Members.

     (12) The proceedings of Bankable Feasibility Committee meetings shall be minuted and the minutes confirmed at the next Bankable Feasibility Committee meeting.

     (13) The Bankable Feasibility Committee shall appoint a secretary who need not be a representative. The secretary shall, on the instructions of the chairperson, give the required notice to the Bankable Feasibility Committee Members, shall duly record the minutes of all meetings of the Bankable Feasibility Committee and shall distribute such minutes to each of the Bankable Feasibility Committee Members.

10.05 Chairperson

     (1) The chairperson of the meeting shall be the Chief Operating Officer.

     (2) If the chairperson is not present, the Executive Director Project Development shall be entitled to chair the meeting.

     (3) If neither of the Chief Operating Officer or the Executive Director Project Development is present, any of the other members shall be entitled to chair the meeting.

10.06 Quorum

     (1) The quorum for the transaction of the business of the Bankable Feasibility Study Committee shall be 2 (TWO) members.

10.07 Duties and Responsibilities of the Bankable Feasibility Study Committee

     (1) The Bankable Feasibility Study Committee shall, without detracting from the generality thereof, have the following duties and responsibilities:

(a)	Review and recommend the bankable feasibility study programs, before these are submitted to the Management Committee for approval.

(b)	Adjudicate the bankable feasibility study program tenders.

(c)	Approve the appointment of external consultants to perform the bankable feasibility studies.

(d)	Direct and monitor the activities of the external consultants employed to perform the bankable feasibility studies.

(e)	Determine the scope of additional activities to be undertaken to enhance the bankable facility studies

(f)	The Bankable Feasibility Study Committee is responsible for giving detailed reports to the Management Committee on the bankable feasibility study program.

10.08 Remuneration

     (1) No special remuneration shall be payable to the members of the Bankable Feasibility Study Committee.

10.09 Report Back

     (1) The Chief Operating Officer shall present a summary of the proceedings of the Bankable Feasibility Study Committee at every Management Committee meeting.

10.10 The Exploration Committee

     (1) The Exploration Committee is responsible for all exploration activities on the Company’s projects. It is charged with, inter alia, developing the exploration programs and monitoring the execution of the programs.

10.11 Composition of the Exploration Committee

     (1) The Exploration Committee shall consist of 4 (FOUR) members.

     (2) Members of the Exploration Committee shall be suitably technically qualified.

     (3) Composition:

(a)	Executive Director Project Development

(b)	Chief Operating Officer

(c)	Member (appointed by Pelawan)

(d)	Member (appointed by HDI)

10.12 Alternate Exploration Committee Members

     (1) Each Exploration Committee member may, by notice to the chairperson of the Exploration Committee, appoint a suitably technically qualified alternate (an “Alternate Exploration Committee Member”) to attend Exploration Committee meetings in his or her place.

     (2) An Alternate Exploration Committee member may exercise all of the powers of the designated Exploration Committee member whose place he or she takes at any Exploration meeting, to the extent that the designated Exploration Committee member has not exercised them and, in doing so, shall be deemed to be a Exploration Committee member in place of the designated Exploration Committee member

10.13 Meetings (Procedural)

     (1) Exploration Committee meetings will be held monthly for the duration of exploration work on the Company’s projects and shall determine its own procedural rules.

     (2) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Exploration Committee members, at the request of an Exploration Committee member, call a special meeting of the Exploration Committee for the purposes of considering any business or affairs of the Exploration Committee.

     (3) Any one or more Exploration Committee members may participate in, and vote at, Exploration Committee meetings by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any Exploration Committee member so participating in a meeting shall be deemed to be present in person and shall count towards the quorum.

     (4) A resolution in writing, approved by the signature of each Exploration Committee member who would be eligible to vote on the subject matter of the resolution if it were put to a meeting of the Exploration Committee, as the case may be, is as valid and effectual as if the resolution had been passed by the required majority at a duly convened meeting of the Exploration Committee on the date when the resolution is last signed.

     (5) The proceedings of Exploration Committee meetings shall be minuted and the minutes confirmed at the next meeting of the Exploration Committee.

     (6) The Exploration Committee shall be entitled to invite one or more executives and or external consultants, to attend and be heard at meetings of the Exploration Committee, but not to vote thereat.

     (7) Decisions of the Exploration Committee shall be taken by majority vote.

     (8) The chairperson shall not have a second or casting vote.

     (9) Any deadlock of the Exploration Committee shall be referred to the Management Committee for resolution.

     (10) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Exploration Committee Members, at the request of an Exploration Committee Member, call a special meeting for the purposes of considering any business or affairs of the Exploration Committee.

     (11) Exploration Committee Members may participate in any meeting by means of electronic communication and Exploration Committee Members so participating shall be deemed to be present at such meeting, provided that any Exploration Committee Member to any such communication may object to the holding of any such meeting or the continuance of any such meeting, in the event that he or she cannot be clearly heard by the other Exploration Committee Members to the communication or cannot clearly hear any of those other Exploration Committee Members.

     (12) The proceedings of Exploration Committee meetings shall be minuted and the minutes confirmed at the next Exploration Committee meeting.

     (13) The Exploration Committee shall appoint a secretary who need not be a representative. The secretary shall, on the instructions of the chairperson, give the required notice to the Exploration Committee Members, shall duly record the minutes of all meetings of the Exploration Committee and shall distribute such minutes to each of the Exploration Committee Members.

10.14 Chairperson

     (1) The chairperson of the meetings of the Exploration Committee shall be the Executive Director Project Development

     (2) If the chairperson is not present, the Chief Operating Officer shall be entitled to chair the meeting.

     (3) If neither the Executive Director Project Development nor the Chief Operating Officer is present, any of the other members shall be entitled to chair the meeting.

10.15 Quorum

     (1) The quorum for the transaction of the business of the Exploration Committee shall be 2 (TWO) members.

10.16 Duties and Responsibilities of the Exploration Committee

     (1) The Exploration Committee shall, without detracting from the generality thereof, have the following duties and responsibilities:

(a)	Review and recommend the exploration programs, before these are submitted to the Management Committee for approval.

(b)	Adjudicate the exploration program tenders.

(c)	Approve the appointment of external consultants to perform the exploration activities.

(d)	Direct and monitor the activities of the external consultants employed to perform the exploration activities.

(e)	Determine the scope of additional activities to be undertaken to enhance the exploration programs.

(f)	Ensure compliance with requirements under third party “farm-in” agreements.

(g)	The Exploration Committee is responsible for giving detailed reports to the Management Committee on the exploration programs.

10.17 Remuneration

     (1) No special remuneration shall be payable to the members of the Exploration Committee.

10.18 Report Back

     (1) The Executive Director Project Development shall present a summary of the proceedings of the Exploration Committee at every Management Committee meeting.

10.19 The Project Development Committee

     (1) The Project Development Committee is responsible for all mine development activities on the Company’s projects. It is charged with, inter alia, developing the mine development programs and monitoring the execution of the programs.

10.20 Composition of the Project Development Committee

     (1) The Project Development Committee shall consist of 4 (FOUR) members.

     (2) Members of the Project Development Committee shall be suitably technically qualified

     (3) Composition:

(a)	Executive Director Project Development

(b)	Chief Operating Officer

(c)	Member (appointed by Pelawan)

(d)	Member (appointed by HDI)

10.21 Alternate Project Development Committee Members

     (1) Each Project Development Committee member may, by notice to the chairperson of the Project Development Committee, appoint a suitably technically qualified alternate (an “Alternate Project Development Committee Member”) to attend Project Development Committee meetings in his or her place.

     (2) An Alternate Project Development Committee member may exercise all of the powers of the designated Project Development Committee member whose place he or she takes at any Project Development meeting, to the extent that the designated Project Development Committee member has not exercised them and, in doing so, shall be deemed to be a Project Development Committee member in place of the designated Project Development Committee member

10.22 Meetings (Procedural)

     (1) Project Development Committee meetings will be held monthly for the duration of project development work on the Company’s projects and shall determine its own procedural rules.

     (2) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Project Development Committee members, at the request of a Project Development Committee member, call a special meeting of the Project Development Committee for the purposes of considering any business or affairs of the Project Development Committee.

     (3) Any one or more Project Development Committee members may participate in, and vote at, Project Development Committee meetings by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any Project Development Committee member so participating in a meeting shall be deemed to be present in person and shall count towards the quorum.

     (4) A resolution in writing, approved by the signature of each Project Development Committee member who would be eligible to vote on the subject matter of the resolution if it were put to a meeting of the Project Development Committee, as the case may be, is as valid and effectual as if the resolution had been passed by the required majority at a duly convened meeting of the Project Development Committee on the date when the resolution is last signed.

     (5) The proceedings of Project Development Committee meetings shall be minuted and the minutes confirmed at the next meeting of the Project Development Committee.

     (6) The Project Development Committee shall be entitled to invite one or more executives and or external consultants, to attend and be heard at meetings of the Project Development Committee, but not to vote thereat.

     (7) Decisions of the Project Development Committee shall be taken by majority vote.

     (8) The chairperson shall not have a second or casting vote.

     (9) Any deadlock of the Project Development Committee shall be referred to the Management Committee for resolution.

     (10) In addition to scheduled meetings, the chairperson shall promptly, by giving 5 business days’ notice to each of the Project Development Committee Members, at the request of a Project Development Committee Member, call a special meeting for the purposes of considering any business or affairs of the Project Development Committee.

     (11) Project Development Committee Members may participate in any meeting by means of electronic communication and Project Development Committee Members so participating shall be deemed to be present at such meeting, provided that any Project Development Committee Member to any such communication may object to the holding of any such meeting or the continuance of any such meeting, in the event that he or she cannot be clearly heard by the other Project Development Committee Members to the communication or cannot clearly hear any of those other Project Development Committee Members.

     (12) The proceedings of Project Development Committee meetings shall be minuted and the minutes confirmed at the next Project Development Committee meeting.

     (13) The Project Development Committee shall appoint a secretary who need not be a representative. The secretary shall, on the instructions of the chairperson, give the required notice to the Project Development Committee Members, shall duly record the minutes of all meetings of the Project Development Committee and shall distribute such minutes to each of the Project Development Committee Members.

10.23 Chairperson

     (1) The chairperson of the meetings of the Project Development Committee shall be the Executive Director Project Development

     (2) If the chairperson is not present, the Chief Operating Officer shall be entitled to chair the meeting.

     (3) If neither the Executive Director Project Development nor the Chief Operating Officer is present, any of the other members shall be entitled to chair the meeting.

10.24 Quorum

     (1) The quorum for the transaction of the business of the Project Development Committee shall be 2 (TWO) members.

10.25 Duties and Responsibilities of the Project Development Committee

     (1) The Project Development Committee shall, without detracting from the generality thereof, have the following duties and responsibilities:

(a)	Review and recommend the project development programs, before these are submitted to the Management Committee for approval.

(b)	Adjudicate the project development program tenders.

(c)	Approve the appointment of external consultants / contractors to perform the project development activities.

(d)	Direct and monitor the activities of the external consultants / contractors employed to perform the project development activities.

(e)	The Project Development Committee is responsible for giving detailed reports to the Management Committee on the project development programs.

10.26 Remuneration

     (1) No special remuneration shall be payable to the members of the Project Development Committee.

10.27 Report Back

     (1) The Executive Director Project Development shall present a summary of the proceedings of the Project Development Committee at every Management Committee meeting.

ARTICLE 11
MANAGEMENT APPOINTMENTS

11.01 Exploration Manager

     (1) The Exploration Manager shall, without detracting from the generality thereof, have the following duties and responsibilities:

(a)	Be responsible for the day to day management and control of the exploration program.

(b)	Conduct the exploration program in a good, safe and workmanlike manner.

(c)	Ensure the exploration program is conducted in terms of the requirements and provisions of:

(i) The approved exploration program and budget;

(ii) The instructions of the Management Committee;

(iii) The instructions of the Exploration Committee;

(iv) The terms and conditions of the prospecting permit; and

(v) Applicable laws and the EMPR.

(d)	Manage the exploration program tender process

(e)	Direct and monitor the activities of the external consultants / contractors employed to perform the exploration activities.

(f)	Prepare the annual exploration program and budget and present it to the Exploration Committee for approval.

(g)	The Exploration Manager shall present a summary of the exploration activities to the Exploration Committee at every Exploration Committee meeting.

11.02 Project Development Manager

     (1) The Project Development Manager shall, without detracting from the generality thereof, have the following duties and responsibilities:

(a)	Be responsible for the day to day management and control of the project development program.

(b)	Conduct the project development program in a good, safe and workmanlike manner.

(c)	Ensure the project development program is conducted in terms of the requirements and provisions of:

(i) The approved project development program and budget;

(ii) The instructions of the Management Committee;

(iii) The instructions of the Project Development Committee;

(iv) The terms and conditions of the mining authorisation; and

(v) Applicable laws and the EMPR.

(d)	Manage the project development program tender process

(e)	Direct and monitor the activities of the external consultants / contractors employed to perform the project development activities.

(f)	Prepare the annual project development program and budget and present it to the Project Development Committee for approval.

(g)	The Project Development Manager shall present a summary of the project development activities to the Project Development Committee at every Project Development Committee meeting.